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Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS





We hereby consent to the use in this Registration Statement on Form S-3 of our reports dated August 31, 2004 and September 4, 2003, relating to our audits of the financial statements of The Education Resources Institute, Inc. We also consent to the reference to us under the heading "Experts" in such Registration Statement.





/s/ PricewaterhouseCoopers LLP


Boston, Massachusetts
May 19, 2005